United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8‑K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 29, 2019

America First Multifamily Investors, L.P.

(Exact name of registrant as specified in its charter)

Delaware	000-24843	47-0810385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1004 Farnam Street, Suite 400

Omaha, Nebraska 68102

(Address of principal executive offices)

(402) 444-1630

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Beneficial Unit Certificates representing assignments of limited partnership interests in America First Multifamily Investors, L.P.	ATAX	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement.

America First Capital Associates Limited Partnership Two, a Delaware limited partnership (the “General Partner”) is the general partner of the registrant, America First Multifamily Investors, L.P., a Delaware limited partnership (the “Partnership”).

On August 29, 2019, Burlington Capital LLC, a Delaware limited liability company (“Burlington”), which is the general partner of the General Partner, Burlington Capital Structured Finance, LLC, a Delaware limited liability company (“BCSF,” and collectively with Burlington, the “Sellers”), Greystone AF Manager LLC, a Delaware limited liability company (“Greystone Manager”), and Greystone AF Holdings LLC, a Delaware limited liability company (“Greystone Holdings,” and collectively with Greystone Manager, “Greystone”), entered into a Partnership Interest Purchase Agreement (the “Purchase Agreement”) pursuant to which Greystone agreed to acquire all of the issued and outstanding general and limited partnership interests in the General Partner from Burlington and BCSF for $80,000,000 in cash, subject to adjustment pursuant to the terms of the Purchase Agreement (the “Transaction”).  Greystone Manager and Greystone Holdings are affiliates of Greystone & Co., Inc., a New York corporation, which together with its affiliates is a commercial real estate lending, investment, and advisory company.  After the closing of the transactions contemplated by the Purchase Agreement, the General Partner will be a wholly-owned subsidiary of Greystone.

Neither the Partnership nor any of the equity interests in the Partnership are being sold, disposed of, or otherwise transferred pursuant to the Purchase Agreement or any of the transactions contemplated by the Purchase Agreement. After the closing of the Transaction, the General Partner will remain the sole general partner of the Partnership.  None of the transactions contemplated by the Purchase Agreement require the approval of the holders of the Partnership’s beneficial unit certificates, the outstanding preferred units or any other limited partner of the Partnership.

The Purchase Agreement contains representations, warranties, and covenants of the Sellers, with respect to themselves and with respect to the General Partner and the Partnership, including, among others, covenants requiring the Sellers to not take any action, and to use commercially reasonable efforts to cause the General Partner and the Partnership not to take any action, that would cause to occur any of the changes, events, or conditions set forth in the Purchase Agreement regarding the conduct of the Sellers’, the General Partner’s, and the Partnership’s respective businesses in the ordinary course between the execution of the Purchase Agreement and the effective time of the Transaction or the earlier termination of the Purchase Agreement.  In addition, as of the closing of the Transaction, each award of restricted units granted under the Partnership’s 2015 Equity Incentive Plan that is outstanding and unvested immediately prior to the effective time of the Transaction will become fully vested and free of forfeiture restrictions.

The closing of the Transaction is subject to the satisfaction or waiver, if permitted by applicable law, by Greystone, the Sellers, or both of various customary closing conditions.  In addition, the obligation of Greystone to close the Transaction is conditioned upon Greystone or an affiliate of Greystone entering into employment agreements, on or prior to the closing, with each of Chad L. Daffer, the Chief Executive Officer of the Partnership, and Craig S. Allen, the Chief Financial Officer of the Partnership.  The Purchase Agreement does not contain a financing condition.

Effective upon the closing of the Transaction, the members of the Board of Managers of Burlington (the “Board”) will resign as to their roles with respect to the Partnership, namely in their capacities as the equivalent of directors of the Partnership.  Correspondingly, effective as of the closing, Greystone will appoint persons to act as the directors of the Partnership and as members of a body acting in the capacity of an Audit Committee of the Partnership to satisfy applicable requirements of law, including but not limited to the rules and regulations of the SEC and the listing rules of the NASDAQ Stock Market LLC.

The Purchase Agreement contains certain termination rights in favor of the parties, as set forth therein, including, among other things, the right of any of the Sellers or Greystone, subject to specified limitations, to terminate the Purchase Agreement if the closing of the Transaction does not occur on or before October 31, 2019.

The special committee of the Board of Burlington, which committee is comprised entirely of independent managers of the Board (the “Special Committee”), reviewed in detail the Purchase Agreement, the Transaction, and the terms of the related transactions and agreements, engaged and consulted with independent financial and legal advisors with respect thereto, and unanimously recommended the approval of the Transaction, Purchase Agreement, and the other transactions contemplated thereby to the Burlington Board.  Based upon the recommendation of the Special Committee, the Board, acting on behalf of Burlington and as the general partner of the General Partner, unanimously approved the Purchase Agreement, the Transaction, and the other transactions contemplated thereby.  The Transaction is expected to close as soon as practicable after the satisfaction or waiver of all the conditions to the closing in the Purchase Agreement, which is currently expected to be in the third quarter of 2019.

The foregoing descriptions of the Purchase Agreement and the Transaction are summaries, do not purport to be complete, and are qualified in their entirety by reference to the full text of the Purchase Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Cautionary Statement Regarding Representations and Warranties

The representations, warranties, and covenants contained in the Purchase Agreement were made only for the purposes of the Purchase Agreement, were made as of specific dates, were made solely for the benefit of the parties to the Purchase Agreement, and may not have been intended to be statements of fact but, rather, as a method of allocating risk and governing the contractual rights and relationships among the parties to the Purchase Agreement.  In addition, such representations, warranties, and covenants may have been qualified by certain disclosures not reflected in the text of the Purchase Agreement and may apply standards of materiality and other qualifications and limitations in a way that is different from what may be viewed as material by the holders of the Partnership’s beneficial unit certificates.  None of the holders of the Partnership’s beneficial unit certificates or any other third parties should rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Partnership, the Sellers, Greystone, or any of their respective subsidiaries or affiliates.  There are no third party beneficiaries under the Purchase Agreement.

Item 5.01  Changes in Control of Registrant.

As described above under Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference into this Item 5.01 under paragraph (b) thereof, the Transaction will result in a change in control of the Partnership upon the closing of the Transaction when Greystone assumes control of the General Partner from Burlington.

Item 7.01  Regulation FD Disclosure.

In connection with the execution of the Purchase Agreement discussed in Item 1.01 above, Burlington and Greystone issued a joint press release.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Forward-Looking Statements

Certain statements in this report, including those regarding the proposed Transaction between the Sellers and Greystone, the expected timetable for completing the proposed Transaction, and the potential benefits created by the proposed Transaction, are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995.  These forward-looking statements generally can be identified by use of statements that include, but are not limited to, phrases such as “believe,” “expect,” “future,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “should,” “will,” “estimates,” “potential,” “continue,” or other similar words or phrases.  Similarly, statements that describe objectives, plans, or goals also are forward-looking statements.  Such forward-looking statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Sellers, the Partnership, or Greystone.  The Partnership cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied, or projected by such forward-looking statements.  Risks and uncertainties include, but are not limited to: the failure of the proposed Transaction to close in a timely manner or at all; the effects of the announcement or pendency of the proposed Transaction on the Partnership and its business; the nature, cost, and outcome of any litigation related to the proposed Transaction; general economic conditions; current maturities of the Partnership’s financing arrangements and the Partnership’s ability to renew or refinance such financing arrangements; defaults on the mortgage loans securing the Partnership’s mortgage revenue bonds; the competitive environment in which the

Partnership operates; risks associated with investing in multifamily and student residential properties and commercial properties; changes in interest rates; the Partnership’s ability to use borrowings or obtain capital to finance its assets; recapture of previously issued Low Income Housing Tax Credits in accordance with Section 42 of the Internal Revenue Code; changes in the United States Department of Housing and Urban Development’s Capital Fund Program; geographic concentration within the mortgage revenue bond portfolio held by the Partnership; appropriations risk related to the funding of federal housing programs; changes in the Internal Revenue Code and other government regulations affecting the Partnership’s business; and the other risks detailed in the Partnership’s SEC filings (including but not limited to, the Partnership’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K).  Readers are urged to consider these factors carefully in evaluating the forward-looking statements.

If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, the developments and future events concerning the Partnership, the Sellers, and Greystone set forth in this report may differ materially from those expressed or implied by these forward-looking statements.  You are cautioned not to place undue reliance on these statements, which speak only as of the date of this document.  The Partnership anticipates that subsequent events and developments will cause its expectations and beliefs to change.  None of the Partnership, Burlington or Greystone assumes any obligation to update such forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, unless obligated to do so under the federal securities laws.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.		Description
	10.1*	Partnership Interest Purchase Agreement between Burlington Capital, LLC, Burlington Capital Structured Finance, LLC, Greystone AF Manager LLC, and Greystone AF Holdings LLC dated August 29, 2019.
	99.1	Joint Press Release dated August 30, 2019.

*

The Partnership has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(a)(5) of Regulation S-K.  The Partnership will furnish a copy of any omitted schedule or similar attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICA FIRST MULTIFAMILY INVESTORS, L.P.

Dated: August 30, 2019	By:	/s/ Craig S. Allen
Printed: Craig S. Allen
Title: Chief Financial Officer